SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                              Pursuant to Section 13 or 15 (d)
                           of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) September 17, 2003


                                      SKYLINE CORPORATION
                    (Exact name of registrant as specified in its charter)

	             INDIANA				        1-4714
            (State of Incorporation)	                 (Commission File Number)

                                         35-1038277
                             (IRS Employee Identification No.)

                     P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515
                        (Address of principal executive offices) (Zip)

                                        (574) 294-6521
                      (Registrant's telephone number, including area code)

Item 5.		Other Events

ELKHART, INDIANA --- SEPTEMBER 17, 2003

SKYLINE REPORTS FISCAL 2004 FIRST QUARTER RESULTS


	Net earnings for the first quarter of Skyline Corporation's 2004 fiscal year were $2,037,000, an increase from the $1,822,000 of the first quarter of fiscal 2003. On a per share basis, net earnings for the first quarter of fiscal 2004 were $0.24 versus $0.22 for the first quarter a year ago.


	Sales for the quarter which ended August 31, 2003 were $109,679,000, a decrease from the $116,492,000 for the first quarter of fiscal 2003.


	For Skyline's manufactured housing group, sales for the first quarter of fiscal 2004 were $78,547,000, compared to $81,107,000 for the first quarter a year ago. Skyline's RV group recorded sales of $31,132,000 for the first three months of fiscal 2004, compared to $35,385,000 recorded for the first quarter of fiscal 2003.


        Skyline continues to maintain its traditionally strong balance sheet with no long-term debt and a healthy position in cash and temporary cash investments.


                                   SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
                                         CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands except per share)

	                                                   Three Months Ended
		                                         August 31, (Unaudited)


                                                         2003           2002
Sales                                                 $ 109,679      $ 116,492

Earnings before income taxes                              3,359          3,036

Provision for income taxes                                1,322          1,214

Net earnings                                          $   2,037      $   1,822

Basic earnings per share                              $     .24      $     .22

Weighted average common shares outstanding            8,391,244      8,391,244


                                   SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
                                            CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                                         August 31, (Unaudited)

ASSETS                                                   2003           2002



Cash and temporary cash investments                   $ 149,527      $ 146,294
Accounts receivable                                      28,409         29,416
Inventories                                              10,035         10,198
Other current assets                                      9,542          8,280

    Total Current Assets                                197,513        194,188

Property, Plant and Equipment, net                       38,726         41,053

Other Assets                                              5,053          4,475

                                                      $ 241,292      $ 239,716


LIABILITIES AND SHAREHOLDERS' EQUITY


Accounts payable, trade                             $     7,341    $     6,177
Accrued liabilities                                      29,041         29,494
Income taxes payable                                      1,378          1,445

    Total Current Liabilities                            37,760         37,116


Other Deferred Liabilities                                4,620          4,055


Common stock                                                312            312
Additional paid-in capital                                4,928          4,928
Retained earnings                                       259,416        259,049
Treasury stock, at cost, 2,825,900
shares in 2003 and 2002                                 (65,744)       (65,744)

    Total Shareholders' Equity                          198,912        198,545

                                                      $ 241,292      $ 239,716